EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


QMS, INC.:


We consent to the incorporation by reference in Registration Statements No. 2-95422, No. 33-12063, No. 33-22842, No. 33-24780 and No. 33-46949
of QMS, Inc. and subsidiaries on Form S-8 of our report dated October 20, 1994, except for Note 6 as to which the date is December 9, 1994, appearing in the Annual Report on Form 10-K of QMS, Inc. and subsidiaries for the fiscal year ended September 30, 1994.




DELOITTE & TOUCHE LLP

Mobile, Alabama
December 27, 1994